SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 7, 2004

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
ITEM 1.01	Entry into a Material Definitive Agreement.

               On December 7, 2004, Joseph J. Lhota, Executive Vice President, Corporate Administration, of Cablevision Systems Corporation (“Cablevision”), entered into a letter agreement with Rainbow Media Enterprises, Inc. (“RME”), a wholly-owned subsidiary of Cablevision, pursuant to which he will transfer his employment to RME and become its Executive Vice President, Co-Chief Financial Officer.

               The letter agreement between RME and Mr. Lhota provides for employment at will. Under the agreement, Mr. Lhota is to receive an annual salary of not less than $725,000. Mr. Lhota is also entitled to an annual bonus, starting in 2005, established in the discretion of the compensation committee of the board of directors of RME with a target of 70% of his annual base salary and a possible range of 0% to 140% of that salary. The agreement provides severance benefits if Mr. Lhota’s employment is terminated by the Company (other than for cause) prior to December 2, 2007. These severance benefits include payment of an amount to Mr. Lhota equal to two times the sum of his annual base salary plus his target bonus, payable over the two year period following termination of employment.

               Mr. Lhota will also be eligible, subject to his continued employment by RME, to participate in all long-term incentive and equity incentive plans of RME at the level available to similarly situated executives. In particular, subject and subsequent to RME becoming a stand-alone publicly traded company on the New York Stock Exchange, Mr. Lhota will be eligible to receive (i) a grant of restricted shares of common stock of RME having a face value on the date of grant of not less than $500,000 and subject to four year cliff vesting and (ii) either an award of options to purchase common shares of RME vesting over a three year period with a Black-Sholes valuation on the date of grant of not less than $500,000, or (B) a contingent performance award of $500,000 to be earned over a three year period based upon performance criteria to be established by management and subject to the approval of the compensation committee of the board of directors of RME.

               Mr. Lhota will be entitled to participate in RME’s health, welfare and retirement benefit programs, subject to the eligibility and other terms of those plans.

               The letter agreement terminates on December 2, 2007.

               On December 7, 2004, Mr. Lhota resigned his position as Executive Vice President, Corporate Administration of Cablevision.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice-Chairman

Dated: December 13, 2004

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice-Chairman

Dated: December 13, 2004